Exhibit 10.1

AMENDMENT TO LOAN AND SECURITY AGREEMENT

Borrower:	Telanetix, Inc. (Delaware) Telanetix, Inc. (California) AccessLine Holdings, Inc. AccessLine Communications Corporation 11201 SE 8th Street Bellevue, WA 98004	Lender:	East West Bank Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT dated January 16, 2013 (“Amendment”), is made and executed between Telanetix, Inc., a Delaware corporation, Telanetix, Inc. a California corporation ("Parent"), AccessLine Holdings, Inc., a Delaware corporation, and AccessLine Communications Corporation, a Delaware corporation, (collectively, "Borrowers and individually, a "Borrower"), on the one hand, and East West Bank, its successors and assigns  ("Lender"), on the other hand.

Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of December 14, 2012 (“Loan Agreement”). Pursuant to the Loan Agreement, Lender made a Loan in the principal amount of $7,500,000.00 to Borrowers, and to secure such loan, Borrowers have granted to Lender liens on and security interests in the Collateral described in the Loan Agreement.  In addition to the Loan, Borrowers have requested from Lender a line of credit in a principal amount not to exceed $1,000,000.00 (“Line”). Lender is willing to extend the Line pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

AMENDMENTS TO LOAN AGREEMENT.  The Loan Agreement is hereby amended as follows:

(1)	The following paragraphs are hereby added to the Loan Agreement immediately below the Section styled “Term”:

“LINE OF CREDIT.  Lender hereby establishes in favor of Borrowers a $1,000,000 revolving line of credit (the “Line”). Lender agrees to make Advances to Borrowers requested by Borrowers from time to time under the Line from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base.  Within the limits set forth in this Agreement, Borrowers may borrow, partially or wholly prepay, and reborrow under the Line.

LINE USAGE. Maximum aggregate amounts that may be outstanding under the following sub-limits, not to exceed the Borrowing Base (items 1 through 2):

1. Up to $200,000.00 for credit cards;
2. Up to $250,000.00 for issuance of standby letters of credit.

ADVANCE AUTHORITY.  The following person or persons are authorized to request advances and authorize payments under the Line until Lender receives from Borrowers, at Lender's address shown above, written notice of revocation of such authority: Chief Financial Officer or Chief Executive Officer.

Making Loan Advances.  Advances under the Line, as well as directions for payment from Borrowers’ accounts, may be requested orally or in writing by authorized persons.  Lender may, but need not, require that all oral requests be confirmed in writing.  Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrowers (1)  when credited to any deposit account of any Borrower maintained with Lender or (2)  when advanced in accordance with the written instructions of an authorized person.  Lender’s a cutoff time is 4:00 pm Pacific Standard Time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.

Mandatory Loan Repayments.  If at any time the aggregate principal amount of the outstanding Advances under the Line shall exceed the applicable Borrowing Base, Borrowers, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base.  On the Expiration Date, Borrowers shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

Line Account.  Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Line.  Lender shall provide Borrowers with periodic statements of Borrowers’ account, which statements shall be considered to be correct and conclusively binding on Borrowers absent manifest error unless Borrowers notify Lender to the contrary within thirty (30) days after Borrowers’ receipt of any such statement.

Collateral Records.  With respect to the Accounts, Borrowers agree to keep and maintain records relating thereto as Lender may reasonably require, including without limitation information concerning Eligible Accounts and Account balances and agings.  Records related to Accounts are or will be located at Borrowers’ address at 11201 SE 8th Street, Bellevue, WA  98004, unless Borrowers provide notice to the contrary to Lender.

Representations and Warranties Concerning Accounts.  With respect to the Accounts, Borrowers represent and warrant to Lender:  (1)  Each Account represented by Borrowers to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account at the time so represented;  (2)  All Account information listed on schedules delivered to Lender will be true and correct at the time so delivered, subject to immaterial variance; and  (3)  Lender, its assigns, or agents shall have the right at any time, during the existence of an Event of Default, to confirm with Account Debtors the accuracy of such Accounts.

Remittance Account.  Upon the occurrence and during the continuance of an Event of Default, Borrowers agree that Lender may at any time require Borrowers to institute procedures whereby the payments and other proceeds of the Accounts shall be paid by the Account Debtors under a remittance account or lock box arrangement with Lender, or Lender's agent, or with one or more financial institutions designated by Lender.  Borrowers further agree that, if no Event of Default thereafter exists under this Agreement, any and all of such funds received under such a remittance account or lock box arrangement shall, at Lender's sole election and discretion, either be  (1)  paid or turned over to Borrowers;  (2)  deposited into one or more accounts for the benefit of Borrowers (which deposit accounts shall be subject to a security assignment in favor of Lender);  (3)  deposited into one or more accounts for the joint benefit of Borrowers and Lender (which deposit accounts shall likewise be subject to a security assignment in favor of Lender);  (4)  paid or turned over to Lender to be applied to the Indebtedness in such order and priority as Lender may determine within its sole discretion; or  (5)  any combination of the foregoing as Lender shall reasonably determine from time to time.  Borrowers further agree that, during the existence of an Event of Default exist, any and all funds received under such a remittance account or lock box arrangement shall be paid or turned over to Lender to be applied to the Indebtedness, again in such order and priority as Lender may determine within its sole discretion.  Upon the payment in full of the Advances made under the Line, and provided Lender no longer has any obligation under any loan agreement between the parties to make such Advances, all such remittance accounts and lockbox arrangement promptly shall terminate, at Borrowers’ election.

(2)	The following paragraph is hereby added in the section entitled “CONDITIONS PRECEDENT TO EACH ADVANCE” of the Loan Agreement:

Collateral Exam: “Before January 31, 2012, and annually, thereafter, Lender, at its option and for its sole benefit, shall have conducted an audit of Borrowers’ Accounts, inventory, books, records, and operations, and Lender shall be satisfied as to their condition.  Borrowers agree to pay for Lender’s reasonable fees and expenses related to such audit and all audits thereafter.

(3)	The following paragraph is hereby added in the section entitled “Financial Statements” of the Loan Agreement:

“Borrowing Base Certificate.  Within 20 days after the end of each month, Borrowers shall provide Lender with a borrowing base certificate in a form attached as Exhibit B to this Agreement.”

(4)	The following definitions are hereby added in the section entitled “DEFINITIONS” of the Loan Agreement:

“Account.  The word "Account" means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Borrowers (or to a third party grantor acceptable to Lender).

Account Debtor.  The words "Account Debtor" mean the person or entity obligated upon an Account.

Borrowing Base.  The words "Borrowing Base" mean as determined by Lender from time to time, the lesser of (1) $1,000,000.00 or (2) 75% of the aggregate amount of Eligible Accounts. However, prior to the receipt and satisfactory review of the initial Collateral Exam (due before January 31, 2012), Borrowing Base will be limited to the lesser of (1) $300,000 or (2) 75% of aggregate amount of Eligible Accounts.

Business Day.  The words "Business Day" mean a day on which commercial banks are open in the State of California.

Eligible Accounts.  The words "Eligible Accounts" mean at any time, all of Borrowers’ Accounts which contain selling terms and conditions reasonably acceptable to Lender.  The net amount of any Eligible Account against which Borrowers may borrow shall exclude all returns, discounts, credits, and offsets of any nature.  Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:

(1)  Accounts with respect to which the Account Debtor is employee or agent of Borrowers.

(2)  Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with Borrowers or their shareholders, officers, or directors.

(3)  Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

(4)  Accounts with respect to which the Account Debtor is not a resident of or not organized in the United States.

(5)  Accounts with respect to which Borrowers are or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrowers.

(6)  Accounts which are subject to dispute, counterclaim, or setoff.

(7)  Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

(8)  Accounts with respect to which Lender, in its sole reasonably discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

(9)  Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

(10)  Accounts with respect to which the Account Debtor is the United States government or any department or agency of the United States.

(11)  Accounts aged over 90 days from the invoice date.

(12) The entire balance of any Account of any single Account Debtor will be ineligible whenever the portion of the Account which is aged over 90 days from the invoice date is in excess of 25% of the total amount outstanding on the Account.

(13)  That portion of the Accounts of any single Account Debtor which exceeds 25% of all of Borrowers’ Accounts.

(14) Accounts that have not been billed to the Account Debtor.

(15) Credit Balances aged over 90 days from the invoice date.

Expiration Date.   January 15, 2015.

(5)	The definition for “Note” set forth in section entitled “Definitions” of the Loan Agreement is replaced in its entirety, to read as follows:

“Notes.  The word "Notes" means the Promissory Note dated December 14, 2012 and executed by Borrowers in the principal amount of $7,500,000.00 (the “Term Note”), together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note; and the Promissory Note dated January 16, 2013 and executed by Borrowers in the principal amount of $1,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note.”

(6)
In  and throughout the Loan Agreement, the term “Note” is replaced with “Notes” except in  In the definition of “Excess Cash Flow”, the term “Note” and “Term Note” in the Loan Agreement is replaced with “Term Note”.

[Signature page follows]

BORROWERS ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS AMENDMENT AND BORROWERS AGREE TO ITS TERMS.  THIS AMENDMENT IS DATED JANUARY 16, 2013.

BORROWERS:

Telanetix, Inc., a Delaware corporation

By: /s/ Douglas Johnson
Name:  Douglas Johnson
Title:  CEO

Telanetix, Inc., a California corporation

By: /s/ Douglas Johnson
Name:  Douglas Johnson
Title:  CEO

AccessLine Holdings, Inc., a Delaware corporation

By: /s/ Douglas Johnson
Name:  Douglas Johnson
Title:  CEO

AccessLine Communications Corporation, a Delaware corporation

By: /s/ Douglas Johnson
Name:  Douglas Johnson
Title:  CEO

Agreed:

EAST WEST BANK

By: /s/ Phillip S. Ernst
Name:  Phillip S. Ernst
Title:  Managing Director